Exhibit 10.2

SECOND AMENDED AND RESTATED
CHART INDUSTRIES, INC.
1997 STOCK OPTION AND INCENTIVE PLAN

Section 1. Purpose

     The Chart Industries, Inc. 1997 Stock Option and Incentive Plan, as the same may be amended (the “Plan”), is designed to foster the long-term growth and performance of the Company by: (a) enhancing the Company’s ability to attract and retain highly qualified employees; (b) motivating employees to serve and promote the long-term interests of the Company and its stockholders through stock ownership and performance-based incentives; and (c) providing the Company with flexibility to provide stock-based incentives to consultants whose services are anticipated to promote the Company’s long-term business objectives. To achieve this purpose, the Plan provides authority for the grant of Stock Options and Stock Appreciation Rights.

Section 2. Definitions

     (a) “Acquisition Consideration” shall have the meaning set forth in Section 12 hereof.

     (b) “Affiliate” shall have the meaning ascribed to that term in Rule 12b-2 promulgated under the Exchange Act.

     (c) “Award” shall mean a grant of Stock Options or Stock Appreciation Rights under this Plan.

     (d) “Award Agreement” shall mean any agreement between the Company and a Participant that sets forth terms, conditions, and restrictions applicable to an Award.

     (e) “Board of Directors” shall mean the Board of Directors of the Company.

     (f) “ Change in Control” shall include, but not be limited to: (i) the first purchase of shares by a Third Party pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company’s Common Stock of any class or any securities convertible into such Common Stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a Third Party is the “beneficial owner” (as that term is defined in Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the Company’s Common Stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of common stock of all classes of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company; or (vi) such other event as the Committee shall, in its sole and absolute discretion, deem to be a “Change in Control” for purposes of this Plan or any Notice of Award or Award Agreement entered into pursuant hereto. The manner of application and interpretation of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion.

     (g) “Code” shall mean the Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

     (h) “Committee” shall mean the Compensation Subcommittee of the Compensation Committee of the Board of Directors, or any other committee or subcommittee of the Board of Directors authorized by the Board of Directors to administer this Plan that is constituted in a manner that satisfies the “non-employee director” standard set forth in Rule 16b-3 and the “outside director” requirements of Section 162(m) of the Code.

     (i) “Common Stock” shall mean shares of Common Stock, par value $.01 per share, of Chart Industries, Inc., including authorized and unissued shares and treasury shares.

     (j) “Company” shall mean Chart Industries, Inc., a Delaware corporation, and its direct and indirect subsidiaries.

     (k) “Exchange Act” shall mean the Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

     (l) “Fair Market Value” of Common Stock shall mean, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the principal exchange on which the Common Stock is then trading, if any, or, if applicable, the Nasdaq National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Stock as determined by the Committee, or pursuant to rules established by the Committee on a basis consistent with regulations under the Code.

     (m) “Incentive Stock Option” shall mean a Stock Option that meets the requirements of Section 422 of the Code.

     (n) “Notice of Award” shall mean any notice by the Committee to a Participant that advises the participant of the grant of an Award or sets forth terms, conditions, and restrictions applicable to an Award.

     (o) “Participant” shall mean any person to whom an Award has been granted under this Plan.

     (p) “Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a governmental authority.

     (q) “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

     (r) “Stock Appreciation Right” shall mean an Award granted pursuant to Section 6(b)(i) hereof.

     (s) “Stock Equivalent Unit” shall mean an Award that is valued by reference to the value of shares of Common Stock.

     (t) “ Stock Option” shall mean an Award granted pursuant to Section 6(b)(ii) hereof.

     (u) “Third Party” shall mean any Person, group or entity other than Arthur S. Holmes or Charles S. Holmes.

Section 3. Eligibility

     All employees of, and consultants to, the Company and its Affiliates, are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

     Notwithstanding the foregoing, any individual who renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder.

Section 4. Shares of Common Stock Available for Awards; Adjustment

     (a) Number of Shares of Common Stock. The maximum aggregate number of shares of Common Stock that may be subject to Awards granted under this Plan during the term of this Plan is 1,462,500 shares of Common Stock, subject to any adjustments made in accordance with the terms of this Section 4.

     The assumption of obligations in respect of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of shares of Common Stock available in any fiscal year for the grant of Awards under this Plan.

     Shares of Common Stock subject to an Award that is forfeited, terminated, or canceled without having been exercised (other than shares of Common Stock subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of shares of Common Stock available in any fiscal year for grant of Awards under this Plan, except to the extent that the availability of those shares of Common Stock would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

     (b) No Fractional Shares. No fractional shares of Common Stock will be issued, and the Committee will determine the manner in which the value of fractional shares of Common Stock will be treated.

     (c) Adjustment. In the event of any change in the Common Stock by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, including any transaction described under Section 424(a) of the Code, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends), the Committee will have authority to adjust, in any manner that it deems equitable, the number of shares specified in Sections 4(a) and 6(c) and the number and class of shares of Common Stock subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the shares of Common Stock and other value determinations applicable to outstanding Awards, including as may be allowed or required under Section 424(a) of the Code.

Section 5. Administration

     (a) Committee. This Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible employees and consultants who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to eligible employees and consultants; (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards, including timing and price; (v) adopt, alter, and repeal administrative rules and practices governing this Plan; (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, including, where applicable, determining the method of valuing any Award and certifying as to the satisfaction of such Awards; (vii) prescribe the forms of any Notices of Award, Award Agreements, or other instruments relating to Awards; and (viii) otherwise supervise the administration of this Plan.

     (b) Delegation. The Committee may delegate any of its authority to any other Person or Persons that it deems appropriate, provided the delegation does not cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3.

     (c) Decisions Final. All decisions by the Committee, and by any other Person or Persons to whom the Committee has delegated authority, to the extent permitted by law, will be final and binding on all Persons.

     (d) No Liability. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

Section 6. Awards

     (a) Grant of Awards. The Committee will determine the type or types of Awards to be granted to each Participant and will set forth in the related Notice of Award or Award Agreement the terms, conditions, vesting periods, and restrictions applicable to each Award. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company, whether or not granted under this Plan. The Company may assume obligations in respect of awards granted by any Person acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

     (b) Types of Awards. Awards may include, but are not limited to the following:

          (i) Stock Appreciation Rights. A Participant who is granted an Award that is a Stock Appreciation Right shall have the right to receive a payment in cash or shares of Common Stock, equal to the excess of (A) the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over (B) the Fair Market Value of such shares of Common Stock on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

          (ii) Stock Options. A Participant who is granted an Award that is a Stock Option shall have the right to purchase a specified number of shares of Common Stock, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option not intended to qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price per share of a Stock Option may not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted.

     (c) Limits on Awards. The maximum aggregate number of shares of Common Stock (i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, under this Plan to any particular Participant during any calendar year during the term of this Plan is 168,750, subject to adjustment in accordance with Section 4(c). Notwithstanding any other provision of this Plan, the maximum aggregate number of shares of Common Stock with respect to which Stock Appreciation Rights may be granted under this Plan to Participants during the term of this Plan is 146,250, subject to adjustment in accordance with Section 4(c).

     (d) Termination of Awards. Any Award granted under this Plan shall expire, and the Participant to whom such Award was granted shall have no further rights with respect thereto, on the tenth anniversary of the date of grant of such Award, or on such earlier date as may be established by the Committee and provided in the Notice of Award or Award Agreement with respect to such Award.

Section 7. Deferral of Payment

     With the approval of the Committee, the delivery of the shares of Common Stock, cash, or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the receipt of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Stock Equivalent Units.

Section 8. Payment of Exercise Price

     The exercise price of a Stock Option (other than an Incentive Stock Option) and any other Award for which the Committee has established an exercise price may be paid in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of shares of Common Stock, or by a combination of these methods, as and to the extent permitted by the Committee but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

Section 9. Taxes Associated with Awards

     Prior to the payment of an Award or upon the exercise or release thereof, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of shares of Common Stock, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of shares of Common Stock, or by a combination of these methods or by any other method which does not disqualify the option as an Incentive Stock Option under applicable provisions of the Code.

Section 10. Termination of Employment

     If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee or as specified in the particular Award Agreement or Notice of Award. Such rules may provide, as the Committee deems appropriate, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

Section 11. Termination of Awards Under Certain Conditions

     The Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Notice of Award or Award Agreement or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

          (a) Renders services for an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company; or

          (b) Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company, in a fashion or with a result that the Committee, in its judgment, deems is or may be injurious to the best interests of the Company.

     The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Notice of Award or Award Agreement and has not engaged in any activities referred to in clauses (a) and (b) above.

Section 12. Change in Control

     In the event of a Change in Control of the Company, the Committee shall have the right, in its sole discretion, to: (i) accelerate the exercisability of any Stock Options and Stock Appreciation Rights, notwithstanding any limitations set forth in the Plan; (ii) cancel all outstanding Stock Options and Stock Appreciation Rights in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of the transaction in question (the “Acquisition Consideration”) that (a) with respect to Awards of Stock Options, the Participant would have received had the Stock Option been exercised prior to such transaction, less the applicable exercise price therefor, and (b) with respect to a Stock Appreciation Right, the Participant would have received had payment therefor been made by the Company prior to such transaction in shares of Common Stock; (iii) cause the Participant to have the right thereafter and during the term of the Stock Option or Stock Appreciation Right to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of shares of Common Stock which might have been obtained upon exercise of all or any portion thereof; or (iv) take such other action as it deems appropriate to preserve the value of the Award to the Participant. Alternatively, the Committee shall also have the right to require any purchaser of the Company’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence as such purchaser may determine to be appropriate or desirable.

Section 13. Amendment, Suspension, or Termination of This Plan; Amendment of Outstanding Awards

     (a) Amendment, Suspension, or Termination of this Plan. The Board of Directors may amend, suspend, or terminate this Plan at any time; provided, however, that no action of the Board of Directors may result, without the approval of the Company’s stockholders, in a material amendment of this Plan, including any of the following:

          (i) increasing, except as provided in Section 4(c) hereof, the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan;

          (ii) making any change to the Plan that requires the approval of the Company’s stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted; or

          (iii) making any change that would eliminate the exemption provided by Rule 16b-3 for this Plan and for Awards granted under this Plan.

     (b) Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award. Notwithstanding the foregoing, in no event shall the exercise price of any outstanding Award granted hereunder be reduced (including by canceling and regranting specific Awards) without approval thereof by the Company’s stockholders, except pursuant to an adjustment under Section 4(c).

Section 14. Awards to Foreign Nationals and Employees Outside the United States

     To the extent that the Committee deems appropriate to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those established generally under this Plan, and (b) grant Awards to such Participants in accordance with those rules.

Section 15. Nonassignability

     Unless otherwise determined by the Committee, (a) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code, and (b) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, no Incentive Stock Option may be transferred or assigned pursuant to a qualified domestic relations order or exercised, during the Participant’s lifetime, by the Participant’s guardian or legal representative. The Committee, in its sole discretion, may provide for the transferability of particular Awards (other than Incentive Stock Options) under this Plan on such terms and conditions as the Committee may determine.

Section 16. Terms of Awards and Related Agreements Need not be Identical

     The form and substance of Awards, Award Agreements and Notices of Awards, whether granted at the same or different times, need not be identical. Subject only to the terms of the Plan, the Committee shall have the authority to prescribe the terms of any Awards and the provisions of any Award Agreements, Notices of Award or other instruments entered into with respect to the same; it being expressly understood that the Committee shall have the authority to include in any such Award Agreements, Notices of Award or other instruments relating to Awards, such representations, warranties, covenants and agreements on behalf of the Company or the Participant as it deems necessary or appropriate, including, without limitation, covenants relating to non-competition, non-solicitation and non-disclosure of confidential information.

Section 17. Governing Law

     The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Delaware.

Section 18. No Rights as Employees/Stockholders

     Nothing in the Plan or in any Award Agreement or Notice of Award shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate of the Company or to be entitled to receive any remuneration or benefits not set forth in the Plan or such Award Agreement or Notice of Award, or to interfere with or limit either the right of the Company or an Affiliate of the Company to terminate the employment of such Participant at any time with or without cause. Nothing contained in the Plan or in any Award Agreement or Notice of Award shall be construed as entitling any Participant to any rights of a stockholder as a result of the grant of an Award until such time as shares of Common Stock are actually issued to such Participant pursuant to the exercise of a Stock Option or Stock Appreciation Right.

Section 19. Effective and Termination Dates

     (a) Effective Date. This Plan, as amended and restated, was approved by the Board of Directors on March 15, 2001 and becomes effective upon adoption by the affirmative vote of the holders of a majority of the voting power of the Company represented by the shares of Common Stock present and eligible to vote, in person or by proxy, at any annual or special meeting of stockholders at which a quorum is present. The Plan, as amended and restated, shall be deemed to be adopted on the date of such stockholder meeting.

     (b) Termination Date. This Plan will continue in effect until midnight on May 1, 2007; provided, however, that Awards granted on or before that date may extend beyond that date and restrictions and other terms and conditions imposed on any Award granted on or before that date may extend beyond such date.